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As filed with the Securities and Exchange Commission on July 23, 2003.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MILLSTREAM ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware	06-1688360

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
435 Devon Park Drive, Building 400, Wayne, Pennsylvania	19087

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	333-105388

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Units

(Title of Class)
Common Stock, $.0001 par value

(Title of Class)
Common Stock Purchase Warrants

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the heading "Description of Securities" in the registration statement to which this Form 8-A relates (File No. 333-105388). This information is incorporated herein by reference.

Item 2. Index to Exhibits.

*3.1	Amended and Restated Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Common Stock Certificate
*4.2	Specimen Warrant Certificate
*4.3	Form of Unit Purchase Option to be granted to Representative
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*4.5	Specimen Unit Certificate

*
Incorporated by reference from the Company's Registration Statement on Form S-1 which was initially filed with the Securities and Exchange Commission on May 19, 2003.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MILLSTREAM ACQUISITION CORPORATION
Date: July 23, 2003	By:	/s/ ARTHUR SPECTOR Arthur Spector Chief Executive Officer

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U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Index to Exhibits.
SIGNATURE